Exhibit 99.1

CabelTel
International Corporation





             CabelTel International Corporation Reports 2005 Results

Dallas, Texas (Business Wire) April 25, 2006...CabelTel International Corporation (AMEX: GBR), a Dallas-based company with investments in a retirement center in Oregon, oil wells in East Texas, an outlet mall in North Texas and a Bulgarian telecommunications company, today reported a net loss of $986,000 or $1.01 per share for the twelve months ended December 31, 2005, compared to a loss of $816,000 and $0.84 per share for the same period in 2004.

On October 12, 2004, the Company acquired, for 31,500 shares of newly-designated 2% Series J Preferred Stock, 74.8% of CableTEL AD ("CableTEL"), a Bulgarian telecommunications company. The terms of the acquisition agreement require the Company to present a proposal to its stockholders to approve the mandatory exchange of all shares of Series J Preferred Stock into 8,788,500 shares of common stock which, if approved by stockholders, would represent 90% of the resulting total issued and outstanding shares of common stock in the Company. As of this date, the exchange has not occurred. The Company's financial statements do not reflect CableTEL AD and will not do so until the exchange is completed.

Key items for the twelve months ended December 31, 2005, compared to the same period in 2004 included:

--Revenues were $5.8 million in 2005 and $6.1 million in 2004. The decrease is primarily due to reduction of occupancy as well as rental rates in the Company's outlet mall.

--Operating expenses were $6.5 million in 2005 and $6.9 million in 2004. The decrease is due to reductions in the cost of operations of the Company's outlet mall.

--General and administrative expense was $1.2 million in 2005 and $1.7 million in 2004. During 2004 the Company incurred legal fees related to a dispute with the IRS and overall professional fees with regard to it's acquisition of the CableTEL AD. These expenses did not occur in 2005.

-- During the fourth quarter of 2004 and continuing through 2005 the Company borrowed a total of $7.2 million from a related party which it advanced to CabelTEL AD for operations and acquisitions in Bulgaria. The Company has a receivable from CableTEL AD for principal and interest. The interest from CableTEL AD equals the Company's interest cost on the $7.2 million.

CabelTel International Corporation (AMEX: GBR) is a Dallas-based company with investments in a retirement center, gas and oil wells, a North Texas outlet mall and a Bulgarian telecommunications company. A copy of the Company's SEC Form

10-K  and  other   information   is   available   on  the   Company's   website,
www.cabeltel.us.

         Certain statements in this media release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. The words "estimate", "plan", "intend", "expect", "anticipate", "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this Report and in the documents incorporated herein by reference. CabelTel International Corporation disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that our expectations are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Important factors that could cause our actual results to differ from estimates or projects contained in any forward-looking statements are described under ITEM 1A. RISK FACTORS in the Company's Form 10-K for the fiscal year ended December 31, 2005.













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

               CabelTel International Corporation and Subsidiaries


                           CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)




                                                                       December 31,
                                                                 -----------------------
                               ASSETS                               2005         2004
                                                                 ----------   ----------
CURRENT ASSETS
    Cash and cash equivalents                                    $      650   $      762
    Accounts receivable - trade                                         339          222
    Notes receivable                                                    306          856
    Property held for sale                                             --          1,760
    Other current assets, net                                           179          103
                                                                 ----------   ----------

                        Total Current Assets                          1,474        3,703

NOTES RECEIVABLE, net of deferred income                                309          309

PROPERTY AND EQUIPMENT, AT COST
    Land and improvements                                             2,232        2,232
    Buildings and improvements                                        5,298        6,987
    Equipment and furnishings                                           292          273
    Proven oil and gas properties (full cost method)                  1,401        1,479
                                                                 ----------   ----------
                                                                      9,223       10,971

    Less accumulated depreciation, depletion, and amortization          963       (1,090)
                                                                 ----------   ----------
                                                                      8,260        9,881

DEFERRED INCOME TAX BENEFIT                                           1,161        1,161

DUE FROM CABLETEL AD                                                  8,004          951

DEPOSITS                                                                129           36

OTHER ASSETS, NET                                                       743          725
                                                                 ----------   ----------

Total Assets                                                     $   20,080   $   16,766
                                                                 ==========   ==========



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

               CabelTel International Corporation and Subsidiaries

                     CONSOLIDATED BALANCE SHEETS - CONTINUED
                  (Amounts in thousands, except share amounts)




                                                                 December 31,
                                                          ------------------------
                LIABILITIES AND STOCKHOLDERS' EQUITY         2005          2004
                                                          ----------    ----------
CURRENT LIABILITIES

Current maturities of long-term debt                      $    2,383    $    4,780
    Current notes payable                                       --             240
    Accounts payable - trade                                     842           687
    Accrued expenses                                           1,236           828
    Other current liabilities                                    371          --
                                                          ----------    ----------

                      Total Current Liabilities                4,832         6,535


LONG-TERM DEBT (including amounts to related parties
of $7,347)                                                    13,560         8,338

OTHER NON-CURRENT LIABILITIES (including
amounts to related parties of $591)                              936           155
                                                          ----------    ----------

                          Total Liabilities                   19,328        15,028

STOCKHOLDERS' EQUITY
    Preferred stock, Series B                                      1             1
    Preferred stock, Series J 2%                               3,150         3,150
    Preferred stock, Series J contra equity                   (3,150)       (3,150)
    Common stock, $.01 par value; authorized, 4,000,000
       shares; issued and outstanding, 976,955 shares             10            10
    Additional paid-in capital                                55,966        55,966
    Accumulated deficit                                      (55,225)      (54,239)
                                                          ----------    ----------

                                                                 752         1,738
                                                          ----------    ----------

Total liabilities & equity                                $   20,080        16,766
                                                          ==========    ==========






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

               CabelTel International Corporation and Subsidiaries

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per share amounts)

                                                                       Year Ended
                                                          -----------------------------------
                                                                      December 31,
                                                          -----------------------------------
                                                             2005         2004         2003
                                                          ---------    ---------    ---------
Revenue
    Real estate operations                                $   4,098    $   4,643    $   2,486
    Oil and gas operations                                    1,723        1,410          449
                                                          ---------    ---------    ---------
                                                              5,821        6,053        2,935
                                                          ---------    ---------    ---------
Operating expenses
    Real estate operations                                    3,001        3,172        1,115
    Oil and gas operations                                    1,349        1,111          441
    Lease expense                                               932          917          969
    General and administrative                                1,191        1,715        1,111
                                                           --          ---------    ---------
                                                              6,473        6,915        3,636
                                                          ---------    ---------    ---------

                           Operating loss                      (652)        (862)        (701)

Other income (expense)
    Interest income                                             700          213          304
    Interest expense                                         (1,189)        (904)        (413)
    Gain (loss) on sale of assets, net                         (118)       1,456        1,058
    Other income (expense), net                                 285         (403)         374
                                                          ---------    ---------    ---------
                                                               (322)         362        1,323
                                                          ---------    ---------    ---------

             Earnings (loss) from continuing operations        (974)        (500)         622

Discontinued operations
    Profit from operations                                       22         (316)        (400)
    Other expense                                               (34)        --           --
                                                          ---------    ---------    ---------
       Loss from discontinued operations                        (12)        (316)        (400)
                                                          ---------    ---------    ---------

Net earnings (loss)                                            (986)        (816)         222
Preferred dividend requirement                                 --           --           --
                                                          ---------    ---------    ---------

Net earnings (loss) applicable to common shares           $    (986)   $    (816)   $     222
                                                          =========    =========    =========

Earnings (loss) per share - basic
    Continuing operations                                 $   (1.00)   $   (0.51)   $    0.88
    Discontinued operations                                   (0.01)       (0.32)       (0.57)
                                                          ---------    ---------    ---------
                   Net earnings (loss) per share          $   (1.01)   $   (0.84)   $    0.31

Basic weighted average common shares                            977          977          706